EXHIBIT 10.2

Micromuse Inc
ID: 94-3288385

139 Townsend Street
San Francisco, CA 94107

Notice of Grant of Stock Options
and Option Agreement

Optionee	Option Number: 00003005
Plan: 1997
ID: 999-99-9999

Effective 01/01/1997, you have been granted a(n) Non-Qualified Stock Option to buy 100.00 shares of Micromuse Inc. (the Company) stock at $0.010000 per share.

The total option price of the shares granted is $1.00.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
17.00	On Vest Date	07/01/1997	01/01/2007
83.00	Monthly	01/01/2000	01/01/2007

Exercise Schedule: The Option shall become exercisable with respect to (i) one-sixth (1/6) of the Option Shares upon Optionee’s completion of six (6) months of Service measured from January 1, 1997 and (ii) the balance of the Option Shares in a series of thirty (30) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty (30)-month period measured from the six (6) month anniversary of January 1,1997. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Please review the Stock Option Agreement on the reverse of this Notice of Grant of Stock Option.

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Micromuse Inc.	Date

Optionee	Date

Additional Terms of Stock Option Agreement

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Micromuse Inc. 1997 Stock Option Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement.

Optionee hereby acknowledges of a copy of the official prospectus for the Plan, which is available on the Company Intranet at http://intranet.micromuse.com/hrinfo/optiondocs/1997planprospectus.doc. A copy of the Plan is also available at http://intranet.micromuse.com/hrinfo/optiondocs/1997plandoc.

No Employment or Service Contract – Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service or any time for any reason, with or without cause. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Definitions – All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.

Additional Terms of Stock Option Agreement

By your signature and the Company’s signature on the Notice of Grant of Stock Options and Option Agreement (“Agreement”), Optionee understands and agrees that these options are granted under and governed by the terms and conditions of the Micromuse Inc. 1997 Stock Option Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Agreement.

Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan, which is available on the Company Intranet at: http://intranet.micromuse.com/hrinfo/optiondocs/1997planprospectus.doc. A copy of the Plan is also available at http://intranet.micromuse.com/hrinfo/optiondocs/1997plandoc. A copy of the Plan is also available by request from the company.

No Employment or Service Contract – Nothing in this Notice or Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service or any time for any reason, with or without cause. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Definitions – All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or Stock Option Agreement.

Acceleration following Change in Control/Hostile Take-Over or Corporate Transaction

Immediately prior to a Change in Control or Corporate Transaction, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

The Option, as accelerated pursuant to this Addendum, shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the [one (1)-year] period measured from the date of the Optionee’s Involuntary Termination.

The provisions of this Addendum shall govern the treatment of the Option upon a Change in Control or Corporate Transaction and the period for which the Option is to remain exercisable following a Change in Control or Corporate Transaction and shall supersede any provisions to the contrary in the Option Agreement.